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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Impac Mortgage Holdings, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-12025) on Form S-8 and registration statements (No. 333-34137 and No. 333-52335)each on Form S-3 of Impac Mortgage Holdings, Inc. of our report dated January 31, 2000, except as to Note T to the consolidated financial statements which is as of February 29, 2000, relating to the consolidated balance sheets of Impac Mortgage Holdings, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive earnings (loss), changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Impac Mortgage Holdings, Inc.




                                           /s/
                                           KPMG LLP


Orange County, California
March 20, 2000